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                                                                   EXHIBIT 10.22

STRATEGIC GROWTH
INTERNATIONAL INC.


                                   MEMORANDUM
                                   ----------


TO:       Gary Valinoti/President
          JAGNOTES.COM
FROM:     Richard Cooper/Chairman
          STRATEGIC GROWTH INTERNATIONAL, INC.
RE:       Settlement of Outstanding Balance of $57,434.52
DATE:     October 5, 2001

It is mutually agreed by JagNotes.com (the "Company") and Strategic Growth International, Inc. ("SGI"), that the outstanding balance of $57,434.52 will be payable to SGI in common stock based on a price of $.13 per share, or 441,807 shares. Such stock shall be issued by the Company immediately, and shall be in full payment of the cash and expenses due pursuant to the May 11, 2000 Agreement. The Company shall still be obligated under the Agreement of May 11, 2000 for any fees and options as provided under the Financial Consulting Services Agreement. The Company shall also be obligated for the 500,000 options granted to SGI under the May 11, 2000 Investor Relations Agreement.

The Company shall provide SGI piggyback registration rights for one year on such stock, and such stock will be subject to customary non-dilution provisions for stock splits, reverses and dividends.

This agreement shall be governed by and subject to the jurisdiction of and laws of New York State.

Please confirm agreement to the above by endorsing all three (3) copies and returning two (2) copies to SGI.

Accepted To and Agreed Upon By:


/s/ Gary Valinoti                          /s/ Richard Cooper
-----------------------------              ------------------------------------
JagNotes.com                               Strategic Growth International, Inc.


10/5/01                                    10/5/01
----------------                           --------------------------------
Date                                       Date

           111 Great Neck Road, Suite 606, Great Neck, NY 11021-5402
                     Tel: 516-829-7111 / Fax: 516-829-8318